Exhibit 107

CALCULATION OF FILING FEE TABLE

424(b)(5)

(Form type)

Sun Communities, Inc.

(Exact name of Registrant as specified in its charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities*

Fees to Be Paid	Equity Common Stock 457(o)(1) —	Common Stock	Rule 457(o)(1)	—	—	$1,089,458,261	0.00014760	$160,804.04

	Total Offering Amounts					$1,089,458,261		$160,804.04 (1)

	Total Fees Previously Paid

	Total Fee Offsets							$100,992.72 (2)

	Net Fee Due							$59,811.32

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)

Fee Offset Claims	Sun Communities, Inc.	424(b)(5)	333-255020	12/17/2021		$100,218(2)	Equity	Common Stock	—	$1,089,458,261

Fee Offset Claims	Sun Communities, Inc.	424(b)(5)	333-255020	06/04/2021		$774.72(2)	Equity	Common Stock	—	$143,516,454.60

Fee Offset Sources	Sun Communities, Inc	424(b)(5)	333-255020		12/17/2021						$100,218(2)

Fee Offset Sources	Sun Communities, Inc	424(b)(5)	333-255020		06/04/2021						$774.72(2)

1.

In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Sun Communities, Inc. (the “Registrant”) (Commission File No. 1-12616) initially deferred payment of all of the registration fees for the Registration Statement on Form S-3 (Registration No. 333-278371), filed on March 29, 2024.

2.

The Registrant previously filed a prospectus supplement dated June 4, 2021 (the “June 2021 Prospectus Supplement”) pursuant to the Registration Statement on Form S-3 (Registration No. 333-255020), filed with the Securities and Exchange Commission on April 2, 2021 (the “Prior Registration Statement”), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $500,000,000 under its then current “at-the-market” program. In connection with the filing of the June 2021 Prospectus Supplement, the total registration fee due was $54,550, of which $17,395.00 was paid after an accounting offset of $37,155.00. Shares of the Registrant’s common stock having an aggregate offering price of up to $143,516,454.60 were not sold under the June 2021 Prospectus Supplement. The offering that included the unsold securities under the June 2021 Prospectus Supplement has been terminated. On December 17, 2021, the Registrant filed a prospectus supplement pursuant to the Prior Registration Statement (the “December 2021 Prospectus Supplement”), relating to the offer and sale of shares of common stock having an aggregate offering price of up to $1,250,000,000.00 under its then current “at-the-market” program. In connection with the filing of the December 2021 Prospectus Supplement, the total registration fee due was $115,875.00, of which $100,218.00 was paid after an accounting offset of $15,657.00. Shares of the Registrant’s common stock having an aggregate offering price of up to $1,089,458,261.00 were not sold under the December 2021 Prospectus Supplement. The offering that included the unsold securities under the December 2021 Prospectus Supplement has been terminated. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $100,992.72, that has already been paid and remains unused with respect to securities that were previously registered pursuant to the June 2021 Prospectus Supplement and the December 2021 Prospectus Supplement and were not sold thereunder is being applied to the filing fees payable in connection with this prospectus supplement.